UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2004

EAST KANSAS AGRI-ENERGY, L.L.C.

(Exact name of small business issuer as specified in its charter)

Kansas	333-96703	48-1251578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 225 210 1/2 East 4th Ave. Garnett Kansas 66032
(Address of principal executive offices)

(785) 448-2888
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement and Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 23, 2004 we entered into a Credit Agreement with Home Federal Savings Bank of Rochester, Minnesota, establishing a construction loan facility for the construction of a 35 million gallon per year ethanol plant.  The construction financing is in the amount of $26,000,000 consisting of a $21,000,000 conventional term loan and a $5,000,0000 USDA 80% guaranteed loan.

During the construction phase, we will make monthly payments of interest only at a variable interest rate equal to prime plus 1.75% with a floor of 6%.  The construction phase will end no later than September 1, 2005.  Following construction completion, the loan will be segmented into two loans (1) a $5,000,000 USDA 80% guaranteed loan, and (2) a $21,000,000 conventional term loan.  The $5,000,000 USDA guaranteed loan will have an amortization period and maturity date of 10 years.  We will make monthly payments of principal and interest on the $5,000,000 loan at a variable interest rate of prime plus 1.25%.  This variable rate will be adjusted quarterly.  The $21,000,000 conventional loan will have an amortization period of ten years but will mature at the end of five years.  We will make monthly payments of principal and interest on the $21,000,000 loan at a variable rate equal to prime plus 1.75% with a floor of 6%.

We paid an origination fee of $367,750 to Home Federal Savings Bank and we will pay an $80,000 origination fee for the USDA loan guarantee.  We will also pay a $30,000 annual administration fee related to the credit facility.  The credit facility is secured by a mortgage on our real property and a security interest in all personal and intangible assets of the Company, including assignment of all material contracts.

During the construction phase, a 1% prepayment penalty of the total construction of $26,000,000 will be assessed if the loan is placed with a lender other than Home Federal Savings Bank.  After the construction phase, the $5,000,000 USDA 80% guaranteed loan will impose a prepayment penalty depending on the year of refinancing starting with the 5% penalty in year one and decreasing to 1% in year five.  With respect to the $21,000,000 conventional loan, a prepayment penalty will be imposed starting with a 3% penalty in year one and decreasing to 1% in year three.

During the term of the loan, all of our deposit accounts must be maintained at Home Federal Savings Bank.  We will also be subject to certain financial loan covenants consisting of minimum working capital, minimum fixed coverage, minimum current ratio, minimum net worth and maximum debt/net worth covenants during the term of the loan.  We will also be prohibited from making distributions to our members, however, we will be allowed to distribute 40% of our net income to our members after our lender has received audited financial statements for the fiscal year.  We must be in compliance with all financial ratio requirements and loan covenants before and after any distributions to the members.

After the construction phase, we will only be allowed to make annual capital expenditures up to $400,000 annually without the lender’s prior approval.  During the term of the loan, we are required to pay to the lender an annual amount equal to the greater of (1) 75% of any Commodity Credit Corporation Bio-Energy income payments received during the year or (2) 25% of the Company’s free cash flow for each year.  Payments consisting of USDA Commodity Credit Corporation Bio Energy income must be paid to the lender within 15 days of receipt of any such payments.  These payments will continue until an aggregate sum of $7,500,000 has been received by the lender.

In general, if any of the following events occurs, Home Federal Savings Bank of Rochester, Minnesota may declare the principal of and any accrued interest on our debt obligation with them due and payable immediately:

1.               We fail to pay any principal, interest or fee of any loan as it becomes due and payable, and such failure continues un-remedied for a period of ten days;

2.               We breach any representation or warranty made in connection with this loan transaction;

3.               We fail to observe or perform any covenant or agreement contained in the loan documents

4.               Any default or event of default (after giving effect to any grace period) occurs and continues under any loan document or material contract;

5.               We fail to pay any principal of or premium or interest on any material indebtedness that is outstanding, when it becomes due and payable and such failure continues after the applicable grace period, if any, specified in the agreement or instrument evidencing the indebtedness;

6.               We commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seek the appointment of a custodian, trustee, receiver, liquidator or other similar official for us or a substantial part of our property;

7.               We become unable to pay, shall admit in writing our inability to pay, or fail to pay, our debts as they become due;

8.               An ERISA event occurs that, in the opinion of Home Federal Savings Bank of Rochester, Minnesota, when taken together with other ERISA events that have occurred, could cause us to incur liability in an aggregate amount exceeding $100,000;

9.               A judgment or order for the payment of money in excess of $250,000 in the aggregate is rendered against us, and either (i) such judgment or order is final and enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) there is a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect;

10.         A non-monetary judgment or order is rendered against us that could reasonably be expected to have a material adverse effect, and  there is a period of 30 consecutive days during which a stay of enforcement of the judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

11.         A change in control occurs;

12.         An amortization period under the loan documents fails to begin on or before November 1, 2005;

13.         An event which could reasonably be expected to result in a material adverse effect occurs and continues; or

14.         The guaranty under the loan documents ceases to be in full force or effect or is declared null and void.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST KANSAS AGRI-ENERGY, LLC

Date:	November 30, 2004	/s/ Jill A. Zimmerman
Jill A. Zimmerman, Treasurer (Principal Financial Officer)